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                                                                    EXHIBIT 99.3

                              NOTICE OF WITHDRAWAL
                                  OF TENDER OF
                     9% SENIOR SUBORDINATED NOTES DUE 2012
                                       OF
                         ASBURY AUTOMOTIVE GROUP, INC.

                   PURSUANT TO THE PROSPECTUS DATED   , 2002

    This Notice of Withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of Original Notes (as defined below) pursuant to the Company's (as defined below) offer (the "Exchange Offer") to exchange $1,000 principal amount of new 9% notes due 2012 (the "New Notes") for each $1,000 in principal amount of the Company's outstanding 9% notes due 2012 (the "Original Notes") described in the prospectus dated June 14, 2000 (as the same may be amended or supplemented from time to time, the "Prospectus") of Asbury Automotive Group, Inc., a Delaware corporation, (the "Company"). Except as otherwise provided in the Prospectus, holders of any shares of Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New
York City time, on   , 2002 or such later date and time to which the Exchange
Offer may be extended (the "Expiration Date"). To withdraw a tender, a holder must deliver this Notice of Withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to the Bank of New York (the "Exchange Agent") prior to the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

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
 BY REGISTERED OR CERTIFIED        BY OVERNIGHT COURIER:                BY HAND:                  BY FACSIMILE:
            MAIL:

    The Bank of New York           The Bank of New York           The Bank of New York         The Bank of New York
     Attn: Diane Amoroso              Reorganization                 Reorganization               Reorganization
 15 Broad Street, 16th Floor            Department                     Department                   Department
  New York, New York 10007          Attn: Diane Amoroso            Attn: Diane Amoroso         Attn: Diane Amoroso
                                15 Broad Street, 16th Floor    15 Broad Street, 16th Floor        (212) 235-2261
                                 New York, New York 10007       New York, New York 10007
                   FOR INFORMATION, CALL:                                      CONFIRM BY TELEPHONE:
                      (212) 235-2353                                              (212) 235-2353
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    DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER
OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD
OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE
HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED,
PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING
THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF
WITHDRAWAL.
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Ladies and Gentlemen:

    The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate liquidation preference of Original Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption "The Exchange Offer--Withdrawal of Tenders."

    The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Withdrawal prior to the Expiration Date.

Name of Person who Deposited
the Original Notes to be Withdrawn: ____________________________________________
                                            (Please Print or Type)

Name in which the Original Notes to be Withdrawn are to be Registered, if Different from Depositor: _____________________________
                                                 (Please Print or Type)

Signature(s): __________________________________________________________________

Address(es): ___________________________________________________________________

Area Code(s) and Telephone Number(s): __________________________________________

If Original Notes were delivered by book-entry transfer at DTC, insert Depository Account Number: _____________________________

Date: __________________________________________________________________________

Total Liquidation Preference of
the Original Notes to be Withdrawn: ____________________________________________

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           Certificate Number(s)*                      Principal Amount of Original
                                                           Notes to be Withdrawn

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*   Need not be completed if the Original Notes being withdrawn are in book-entry form.

    This Notice of Withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s): _______________________________________________________________________

Signature(s): __________________________________________________________________

Address(es): ___________________________________________________________________